                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported) November 6, 2000
                                                 -----------------

                                   SPSS Inc.
                                  -----------
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                           3-64732                       36-2815480
--------------------------------------------------------------------------------
(State or Other Jurisdiction      Commission                  (I.R.S. Employer
of Incorporation)                File Number)                Identification No.)

233 South Wacker Drive, Chicago, Illinois            60606
----------------------------------------------------------
(Address of Principal Executive Offices)          (Zip Code)

                                 (312) 651-3000
                                ----------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                ----------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

     On November 6, 2000, SPSS Inc., SPSS Acquisition Sub Corp., each a Delaware corporation, and ShowCase Corporation, a Minnesota corporation, entered into an Agreement and Plan of Merger pursuant to which ShowCase shareholders will receive .333 shares of SPSS Common Stock for each share of ShowCase Common Stock held by them. The share exchange ratio for the merger was established through negotiations between SPSS and ShowCase. The transaction is valued at approximately $94 million, based on the closing price of SPSS Common Stock on November 6, 2000, and it is anticipated that the transaction will be accounted for as a pooling of interests. ShowCase is a leading provider of enterprise intelligence services.

     The closing of the merger, expected to occur in the quarter ending March 31, 2001, is subject to certain conditions, including approval by the stockholders of both SPSS and ShowCase and the expiration or early termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

     Jack Noonan, President and CEO and a director of SPSS, is also a director of ShowCase. Other than Mr. Noonan's relationships with both companies and the transactions included in, or contemplated by the merger agreement, there are no material relationships between ShowCase and SPSS or SPSS' affiliates, or any other director or officer of SPSS, or any associate of any such director or officer.

     The foregoing description of the merger is qualified in its entirety by reference to the merger agreement filed as Exhibit 2.1 hereto and incorporated by this reference.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements required by this item will be filed by amendment within sixty (60) days of the due date of this initial report.

         (b) Pro Forma financial statements required by this item will be filed by amendment within sixty (60) days of the due date of this initial report.

         (c)  The following Exhibits to this Form 8-K are attached hereto:

Exhibit
Number            Description of Document
-------           -----------------------
2.1               Agreement and Plan of Merger among SPSS Inc., SPSS Acquisition
                  Sub Corp., and ShowCase Corporation, dated as of November 6,
                  2000, together with a list identifying omitted schedules.

99.1 Press Release of SPSS Inc., issued November 7, 2000, announcing SPSS Inc. merger with ShowCase Corporation.


SPSS agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Securities and Exchange Commission upon request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, SPSS has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SPSS Inc.





Date: November 15, 2000                  By:    /s/ Robert Brinkmann
                                            -----------------------------------
                                             Robert Brinkmann
                                             Assistant Secretary and Controller